Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of The Interpublic Group of Companies, Inc. of our report, dated February 19, 1999, except as to the stock split with regard to which our report is dated July 26, 1999, relating to the financial statements and financial statement schedules of The Interpublic Group of Companies, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PRICEWATERHOUSECOOPERS LLP
New York, NY
November 8, 1999


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